UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 30, 2008

RESOURCES CONNECTION, INC.

___________________________________________________________________________________________________________
Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

1701 Armstrong Avenue, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2008, Resources Connection, Inc. (the “Company” or “Resources”) announced that, effective as of June 1, 2008, (i) Donald B. Murray relinquished his positions as the Company’s President and Chief Executive Officer to become the Company’s Executive Chairman, and (ii) the Board of Directors appointed Thomas D. Christopoul, 43, as the Company’s new President and Chief Executive Officer. Mr. Christopoul will remain on the Board of Directors as an executive member. The appointments reflect Resources’ on-going succession planning process and global leadership development. Mr. Murray will remain on the Board of Directors and will, in his role as Executive Chairman, be devoted to oversight of the Company’s strategic vision, employment culture and brand, and significant business development and geographic expansion.

Mr. Christopoul remains a member of the Company’s Board of Directors, where he has served since January 2006. Mr. Christopoul has served as Chairperson of the Corporate Governance, Nominating and Compensation Committee (the “Compensation Committee”) since October 2006 and has served as a member of the Audit Committee since January 2006. With his appointment as President and Chief Executive Officer, Mr. Christopoul has resigned from each of the Audit Committee (where he will be replaced by current Board member, A. Robert Pisano) and from the Compensation Committee.

From January 2006 until May 2008, Mr. Christopoul was the full-time president of Somerset Shore Associates, Inc., an independent investment and advisory company in New Jersey. Prior to October 2005, he was the Chief Executive Officer and Chairman of Cendant Corporation’s Marketing Services Division and Cendant’s Financial Services Division. While at Cendant, Mr. Christopoul also held a number of senior positions, including the position of Senior Executive Vice President and Chief Administrative Officer. During his more than ten years with Cendant, he led worldwide human resources and operations initiatives as well as overseeing a broad array of corporate staff functions on a global basis. Prior to Cendant, he also held senior management positions at Nabisco and Pepsi-Cola Company.

Further, on May 30, 2008, the Company’s Board of Directors approved the principal terms of the following employment agreements:

(a)	Employment Agreement with Thomas D. Christopoul:

The Agreement became effective as of June 1, 2008, and ends on the close of business on June 1, 2011. Mr. Christopoul will serve as the Company’s President and Chief Executive Officer and remain on the Board of Directors. The Agreement provides that Mr. Christopoul will have an annual base salary of $500,000. The Agreement also provides that Mr. Christopoul’s annual target bonus percentage will be 75% of his base salary and his maximum annual bonus will be 225% of his base salary, with his actual annual bonus to be determined by the Board or the Compensation Committee pursuant to the Company’s bonus program for that year. On the effective date of the Employment Agreement, Resources granted Mr. Christopoul an option to purchase 150,000 shares of the Company’s common stock at a price per share equal to the closing market price of a share of the Company’s stock on May 30, 2008. The option was granted pursuant to the terms of the Company's 2004 Performance Incentive Plan and is scheduled to vest in four equal quarterly installments on each of June 1, 2009, June 1, 2010, June 1, 2011, and June 1, 2012. Upon the occurrence of a Change of Control event, as defined in the Company’s 2004 Performance Incentive Plan, Mr. Christopoul’s stock option award would automatically and fully vest. During the term of his employment with Resources, Mr. Christopoul will generally be eligible to participate in any health and welfare benefit plans, fringe benefits, and paid time off consistent with the benefits provided by the Company to its other senior officers. In the event Mr. Christopoul’s employment terminates due to his death or disability, the Agreement provides that he will be entitled to a pro-rated portion of his annual bonus for the year his employment terminates as well as full vesting of any then-outstanding and otherwise unvested equity awards granted by the Company. In the event that Mr. Christopoul’s employment is terminated by the Company without “Cause” (as defined in the Agreement) or by Mr. Christopoul for “Good Reason” (as defined in the Agreement), or in the event that the Company opts not to renew the term of the Agreement, the Agreement provides that Mr. Christopoul will, subject to entering into a release of claims, be entitled to severance benefits that include a payment equal to seven times (five times in the event severance is triggered because the Company opts not to renew the term of the Agreement) his annual base salary rate (without taking into account any bonus component), continued participation in the Company’s group health insurance plans for up to three years, and full vesting of any then-outstanding and otherwise unvested equity awards granted by the Company. The Agreement also provides that, in the event of certain change in control events affecting the Company in connection with which Mr. Christopoul is subject to Federal excise taxes imposed under Section 4999 of the Internal Revenue Code or any similar state taxes, the Company will make a “gross-up” payment to Mr. Christopoul to put him in the same after-tax position as though any payments Mr. Christopoul receives in connection with that event were not subject to such excise taxes. The Agreement includes certain non-compete, non-solicit and confidentiality covenants in favor of the Company.

(b)	Amended and Restated Employment Agreement with Donald B. Murray:

In connection with Mr. Christopoul’s appointment, the Company entered into an amended and restated employment agreement with Mr. Murray, effective June 1, 2008, pursuant to which Mr. Murray relinquished the titles of President and Chief Executive Officer to become the Executive Chairman of the Company. Separately, Mr. Murray acknowledged that the appointment of Mr. Christopoul as the Company’s President and Chief Executive Officer does not constitute a “Termination With Good Reason” pursuant to his employment agreement.

The agreements with Mr. Christopoul and with Mr. Murray are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The full text of the Company’s press release, issued on June 2, 2008, announcing Mr. Murray’s transition, Mr. Christopoul’s appointment as President and Chief Executive Officer and Mr. Pisano’s appointment to the Audit Committee, is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Employment Agreement, dated June 1, 2008, between Thomas D. Christopoul and Resources Connection, Inc.
10.2	Amended and Restated Employment Agreement, dated June, 1, 2008, between Donald B. Murray and Resources Connection, Inc.
99.1	Press release, dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: June 2, 2008
By: /s/ Kate W. Duchene

Kate W. Duchene
Chief Legal Officer & Asst. Secretary